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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) October 16, 1995



                    AMERICAN EXPRESS COMPANY
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             (Exact name of registrant as specified in its charter)



             New York                   1-7657         13-4922250
   -------------------------------   --------------    ------------
     (State or other jurisdiction     (Commission       (IRS Employer
         of incorporation)            File Number)      Identification)


   American Express Tower, World Financial Center
   New York, New York                                         10285
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   (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number,                      (212) 640-2000
   including area code                                 --------------


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    (Former name or former address, if changed since last report.)




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Item 5.  Other Events

        On October 16, 1995, American Express Company issued the following press release:

NEW YORK, October 16, 1995 -- American Express Company said today that it has ended discussions about a possible sale of American Express Bank, a wholly owned subsidiary.

As previously announced, the Company had been reviewing a possible sale for the past several months following approaches by a number of large U.S. and foreign financial institutions who expressed an interest in acquiring the Bank.

"We felt an obligation to take these inquiries seriously and to determine if the initial expressions of interest represented an opportunity to realize value for our shareholders. Based on our discussions with interested parties, however, we have decided to discontinue the review because we believe the Bank will create more long-term value as an ongoing part of the company operating under the American Express brand than we would realize from a sale," said Harvey Golub, Chairman and Chief Executive Officer of American Express Company.

"While we were engaged in these discussions, the Bank was moving forward with initiatives to improve its operating and financial performance and re-focus resources on lines of business and markets where we can build a sustainable competitive advantage," Golub said. "The Bank has made a great deal of progress over the past few years. It has a stronger balance sheet, an improved credit management process, stricter compliance programs and a lower expense base. Our objective now is to move forward with initiatives that will make the Bank a more central part of American Express."


























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                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         AMERICAN EXPRESS COMPANY


                         By:    /s/ Stephen P. Norman
                                ----------------------------
                         Name:  Stephen P. Norman
                         Title: Secretary



Dated:  October 16, 1995







































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